EXHIBIT 24
POWER OF ATTORNEY
The PNC Financial Services Group, Inc.
Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (“PNC”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Samuel R. Patterson, Karen M. Barrett, and George P. Long, III, and each of them individually, with full power to act without the others and with full power of substitution and resubstitution, the undersigned’s true and lawful attorney-in-fact and agent to execute for the undersigned and in his or her name, place and stead, in any and all capacities, one or more Registration Statements on Form S-8 (or other appropriate form) to be filed for the offering and/or sale of shares of PNC common stock in connection with the plans set forth on Exhibit A hereto, and any successor plan or plans, and any and all amendments (including post-effective amendments) to such registration statement or statements, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person;
And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.
IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of this 31st day of December, 2008.

Name/Signature	Capacity
/s/ James E. Rohr James E. Rohr	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
/s/ Richard J. Johnson Richard J. Johnson	Chief Financial Officer (Principal Financial Officer)
/s/ Samuel R. Patterson Samuel R. Patterson	Controller (Principal Accounting Officer)
/s/ Richard O. Berndt Richard O. Berndt	Director
/s/ Charles E. Bunch Charles E. Bunch	Director
/s/ Paul W. Chellgren Paul W. Chellgren	Director

/s/ Robert N. Clay Robert N. Clay	Director
/s/ George A. Davidson, Jr. George A. Davidson, Jr.	Director
/s/ Kay Coles James Kay Coles James	Director
/s/ Richard B. Kelson Richard B. Kelson	Director
/s/ Bruce C. Lindsay Bruce C. Lindsay	Director
/s/ Anthony A. Massaro Anthony A. Massaro	Director
/s/ Jane G. Pepper Jane G. Pepper	Director
/s/ Donald J. Shepard Donald J. Shepard	Director
/s/ Lorene K. Steffes Lorene K. Steffes	Director
/s/ Dennis F. Strigl Dennis F. Strigl	Director
/s/ Stephen G. Thieke Stephen G. Thieke	Director
/s/ Thomas J. Usher Thomas J. Usher	Director
/s/ George H. Walls, Jr. George H. Walls, Jr.	Director
/s/ Helge H. Wehmeier Helge H. Wehmeier	Director

EXHIBIT A
Employee Benefit Plans
PNC Bank Corp. Employee Stock Purchase Plan (as amended and restated effective as of February 20, 1997)
The PNC Financial Services Group, Inc. Employee Stock Purchase Plan (as amended and restated as of January 1, 2009)
National City Corporation 1993 Stock Option Plan
National City Corporation 1997 Stock Option Plan
National City Corporation 2001 Stock Option Plan
National City Corporation Amended and Restated Long-Term Cash and Equity Incentive Plan
Allegiant Bancorp, Inc. 2000 Stock Incentive Plan
Allegiant Bancorp, Inc. 2002 Stock Incentive Plan
Equality Bancorp, Inc. 1997 Stock Option and Incentive Plan
Equality Savings and Loan Association St. Louis Missouri 1993 Stock Option and Incentive Plan
Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for Directors, Officers and Employees
MAF Bancorp, Inc. 2000 Stock Option Plan
MAF Bancorp, Inc. 1990 Incentive Stock Option Plan
Amended and Restated EFC Bancorp, Inc. 1998 Stock-Based Incentive Plan
EFC Bancorp, Inc. 2000 Stock Option Plan
MAF Bancorp, Inc. Incentive Compensation Plan
MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan
St. Francis Capital Corporation 1997 Stock Option Plan
St. Francis Capital Corporation 1993 Incentive Stock Plan
Reliance Bancshares, Inc. 1997 Stock Option Plan
Provident Financial Group 1997 Stock Option Plan
Provident Financial Group 2000 Employee Stock Option Plan,
Provident Bancorp 1992 Outside Directors Amended and Restated Stock Option Plan
Provident Financial Group 2002 Outside Directors Stock Option Plan
National City Savings and Investment Plan
National City Non-Contributory Retirement Plan
National City Corporation 2004 Deferred Compensation Plan